Exhibit 16

Daszkal Bolton LLP

2401 NW Boca Raton Blvd

Boca Raton, Florida 33431

December 4, 2006

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE:	Hydron Technologies, Inc. Commission File Number: 0-6333

We have read the statements that we understand Hydron Technologies, Inc. will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

Daszkal Bolton LLP